UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934

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☒	Preliminary Information Statement

☐	Definitive Information Statement

☐	Confidential for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

Arista Financial Corp.

(Name of Registrant as Specified In Its Charter)

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Arista Financial Corp.

51 JFK Parkway, First Floor West

Short Hills, New Jersey 07078

Telephone: (973) 218-2428

NOTICE OF ACTION BY WRITTEN CONSENT OF HOLDERS OF

A MAJORITY OF THE OUTSTANDING VOTING STOCK OF ARISTA FINANCIAL CORP.

September __, 2019

Dear Arista Financial Corp. Stockholder:

The enclosed Information Statement is being distributed to the holders of record of common stock, par value $0.0001 per share (“Common Stock”), of Arista Financial Corp., a Nevada corporation (the “Company” or “we”), as of the close of business on September 12, 2019 (the “Record Date”) under Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The purpose of the enclosed Information Statement is to inform our stockholders of an action taken by written consent by the holders of a majority of our outstanding voting stock. The enclosed Information Statement shall be considered the notice required under Section 78.370 of the Nevada Revised Statues.

The following action was authorized by written consent of a majority of our outstanding voting stock (the “Written Consents”):

●	The approval of an amendment to our articles of incorporation to increase the number of authorized shares of Common Stock from 200,000,000 to 1,980,000,000.

The Written Consents constitute the only stockholder approval required under the Nevada Revised Statues, our Articles of Incorporation and Bylaws to approve the Amendment. Our Board of Directors is not soliciting your consent or your proxy in connection with this action, and no consents or proxies are being requested from stockholders. The amendment approved by the Written Consents will not become effective until 20 calendar days after the enclosed Information Statement is first mailed or otherwise delivered to our stockholders entitled to receive notice thereof.

THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(C) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By order of the Board of Directors,

Paul Patrizio

Chief Executive Officer and President

Arista Financial Corp.

51 JFK Parkway, First Floor West

Short Hills, New Jersey 07078

Telephone: (973) 218-2428

INFORMATION STATEMENT

ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

YOU ARE REQUESTED NOT TO SEND US A CONSENT OR PROXY

This Information Statement is being furnished to advise stockholders of the approval by the Company’s Board of Directors, and by written consent of the holders a majority of the Company’s voting stock, of an amendment to the Company’s Articles of Incorporation (the “Amendment”) to increase the total number of authorized shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), from 200,000,000 shares to 1,980,000,000 shares. A copy of the Amendment is attached to this Information Statement as Exhibit A.

The increase of the Company’s authorized shares of Common Stock will become effective upon the filing of the Amendment with the Secretary of State of Nevada, which filing will occur no earlier than 20 days after the date of the mailing of this Information Statement to our stockholders.

What action was taken by written consent?

We obtained stockholder consent for the approval of an amendment to our articles of incorporation to increase the number of authorized shares of Common Stock from 200,000,000 to 1,980,000,000.

How many shares of Common Stock were outstanding on September 12, 2019, the Record Date?

On the Record Date, there were 5,098,410 shares of Common Stock outstanding.

What vote was obtained to approve the amendment to the articles of incorporation described in this information statement?

On September 16, 2019, we obtained the approval of the holders of 2,406,821 shares of Common Stock, or approximately 47.2% of the outstanding Common Stock. In addition, on September 16, 2019, we obtained the approval of the holder of all 51 issued and outstanding shares of our Series A Super Voting Preferred Stock, each of which presently carries the voting power of 104,045 shares of Common Stock. As a result, we obtained the approval of 74.1% of the voting power eligible to vote on the amendment to our articles of incorporation.

Who is paying the cost of this information statement?

The Company will pay for preparing, printing and mailing this information statement.

AMENDMENT TO THE ARTICLES OF INCORPORATION

Our board of directors and the holders of a majority of the voting power of our stockholders have approved an amendment to our articles of incorporation to increase our authorized shares of Common Stock from 200,000,000 to 1,980,000,000. The increase in our authorized shares of Common Stock will become effective upon the filing of the Amendment to our articles of incorporation with the Secretary of State of the State of Nevada. We will file the Amendment approximately (but not less than) 20 days after the definitive information statement is mailed to stockholders.

The form of articles of amendment to be filed with the Secretary of State of the State of Nevada is set forth as Appendix A to this information statement.

Outstanding Shares and Purpose of the Amendment

Our articles of incorporation currently authorize us to issue a maximum of 200,000,000 shares of Common Stock, par value $0.0001 per share. As of September 12, 2019, we had 5,098,410 shares of Common Stock issued and outstanding. However, we believe that that the number of shares of Common Stock that we are authorized to issue will not be sufficient to provide for the conversion of all of our outstanding convertible notes and the exercise of all of our outstanding warrants and to allow for the reservation of shares in anticipation of such conversions and exercises, as required by the terms of such securities. In addition, the board of directors believes that the increase in our authorized Common Stock will provide the Company greater flexibility with respect to the Company’s capital structure for purposes including additional equity financings and stock based acquisitions.

Effects of the Increase in Authorized Common Stock

The additional shares of Common Stock will have the same rights as the presently authorized shares, including the right to cast one vote per share of Common Stock. Although the authorization of additional shares will not, in itself, have any effect on the rights of any holder of our Common Stock, the future issuance of additional shares of Common Stock (other than by way of a stock split or dividend) would have the effect of diluting the voting rights and could have the effect of diluting earnings per share and book value per share of existing stockholders.

The Company anticipates using the additional shares of Common Stock authorized by the Amendment to provide for conversions of its outstanding convertible notes and for exercises of its outstanding warrants by the holders thereof as well as to enable the Company to undertake additional equity financings. It is possible that some of these additional shares could be used in the future for various other purposes without further stockholder approval, except as such approval may be required in particular cases by our charter documents, applicable law or the rules of any stock exchange or other quotation system on which our securities may then be listed. These purposes may include: providing equity incentives to employees, officers or directors, establishing strategic relationships with other companies, and expanding the Company’s business or product lines through the acquisition of other businesses or products.

We could also use the additional shares of Common Stock that will become available pursuant to the Amendment to oppose a hostile takeover attempt or to delay or prevent changes in control or management of the Company. Although the board’s approval of the Amendment was not prompted by the threat of any hostile takeover attempt (nor is the board currently aware of any such attempts directed at the Company), nevertheless, stockholders should be aware that the Amendment could facilitate future efforts by us to deter or prevent changes in control of the Company, including transactions in which stockholders of the Company might otherwise receive a premium for their shares over then current market prices.

BENEFICIAL OWNERSHIP OF SECURITIES AND SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth certain information, as of September 12, 2019, with respect to the beneficial ownership of our outstanding Common Stock by: (i) any holder of more than five (5%) percent; (ii) each of our executive officers and directors; and (iii) our directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.  Beneficial ownership consists of a direct interest in the shares of Common Stock, except as otherwise indicated. There were 5,098,410 shares of common stock issued and outstanding as of September 12, 2019.

Name and Address of Beneficial Owner, Directors and Officers:	Number of Shares and Nature of Beneficial Ownership		Percentage of Beneficial Ownership (1)
Paul Patrizio	1,872,500	(2)	36.0%
Kenneth Mathews	197,750	(3)	3.9%
Jonathan R. Tegge	0	(4)	0%
Scott Williams	655,369	(5)	12.4%
Rory Deutsch and Judith Meehan	755,000	(6)	13.2%
David Callan	323,688	(7)	6.2%

All executive officers and directors as a group (4 persons)	2,725,619		50.2%

(1)	Applicable percentage of ownership is based on 5,098,410 shares of common stock outstanding on September 12, 2019. Percentage ownership is determined based on shares owned together with securities exercisable or convertible into shares of common stock within 60 days of September 12, 2019 for each stockholder. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of September 12, 2019 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

In addition to our common stock, we have issued 51 shares of our Series A Super Voting Preferred Stock (the “Series A Preferred”). The Series A Preferred is not entitled to receive any dividends or liquidation preference and is not convertible into shares of our common stock. The holders of the Series A Preferred shall in the aggregate have a voting power equal to 51% of the total votes of all of the outstanding common and preferred stock of the Company entitled to vote. Accordingly, each share of Series A Preferred shall have voting rights equal to (x) 0.019607 multiplied by the total issued and outstanding shares of common stock and preferred stock eligible to vote on a matter (the “Numerator”) divided by (y) 0.49, minus (z) the Numerator. For example, if the total issued and outstanding shares of common stock and preferred stock equal 5,098,461 shares, then the voting rights of one share of the Series A Preferred shall be equal to 104,045 ((5,098,461 x 0.019607) / 0.49) – 99,966.

(2)	Includes 100,000 shares issuable upon exercise of options granted to Mr. Patrizio that have vested or will vest within 60 days. In addition, Mr. Patrizio has voting power over 1,772,500 shares of common stock held by AEP Holdings LLC, an entity solely owned by Mr. Patrizio’s spouse, but otherwise disclaims beneficial ownership thereof. AEP Holdings LLC also owns all of the outstanding shares of Series A Preferred. Accordingly, the shares of common stock and Series A Preferred over which Mr. Patrizio has voting power represent approximately 68.3% of the total voting power.

(3)	Includes 28,750 shares issuable upon exercise of warrants owned by Mr. Mathews.

(4)	Mr. Tegge is an employee of Brio Financial Group ("Brio") and was designated to act as Arista Financial Corp.'s Interim Chief Financial Officer pursuant to a consulting agreement between Brio and Arista dated as of September 1, 2018. As partial consideration for entering into the consulting agreement, Brio received 144,000 shares of Arista's common stock, of which 48,000 vested immediately upon signing of the agreement and 4,000 shares will vest monthly over the following 24 months. Mr. Tegge disclaims beneficial ownership over any shares held by Brio.

(5)	Includes 140,152 shares owned by Hawk Opportunity Fund L.P. Scott Williams is only a 3.42% limited partner of Hawk Opportunity Fund LP, but based on his overall control and management of Hawk, the Hawk shares are combined for this presentation. Also includes 141,914 shares and 64,384 shares issuable upon exercise of warrants owned by Mr. Williams and Hawk Opportunity Fund L.P., respectively. The business address of Mr. Williams and Hawk Opportunity Fund LP is 159 North State Street, Newtown, Pennsylvania 18940.

(6)	Includes 405,000 shares issuable upon exercise of warrants and 50,000 shares issuable upon conversion of convertible notes owned by Mr. Deutsch and his spouse Ms. Meehan. The business address of Mr. Deutsch and Ms. Meehan is c/o Wollmuth Maher & Deutsch LLP, 500 Fifth Avenue, New York, New York 10110. Also includes 150,000 shares issuable upon the exercise of warrants and 16,667 shares issuable upon conversion of convertible notes owned by Wollmuth & Co. II LLC, a Delaware limited liability company whose managers are Mr. Deutsch and Mr. Wollmuth. Messrs. Deutsch and Wollmuth disclaim any economic interest in the securities owned by Wollmuth & Co. II LLC.

(7)	Includes 140,152 shares owned by Hawk Opportunity Fund L.P. David Callan is only a 14.06% limited partner of Hawk Opportunity Fund LP, but based on his overall control and management of Hawk, the Hawk shares are combined for this presentation. Also includes 37,507 shares and 64,384 shares issuable upon exercise of warrants owned by Mr. Callan and Hawk Opportunity Fund L.P., respectively.

STOCKHOLDERS SHARING AN ADDRESS

We will deliver only one Information Statement to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. We undertake to deliver promptly, upon written or oral request, a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement is delivered. A stockholder can notify us that the stockholder wishes to receive a separate copy of the Information Statement by contacting us at the address or phone number set forth above. Conversely, if multiple stockholders sharing an address receive multiple Information Statements and wish to receive only one, such stockholders can notify us at the address or phone number set forth above.

ADDITIONAL AVAILABLE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934 and in accordance with such act we file periodic reports, documents and other information with the Securities & Exchange Commission relating to our business, financial statements and other matters. Such reports and other information may be inspected and are available for copying at the public reference facilities of the Securities and Exchange Commission at 100 F Street, N.E., Washington D.C. 20549, or may be accessed at www.sec.gov.

September ___, 2019

By Order of the Board of Directors

Paul Patrizio

Chief Executive Officer and President

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

1.	Name of corporation: Arista Financial Corp.

2.	The articles have been amended as follows (provide article numbers, if available):

Section 1 of Article 3 is hereby amended in its entirety to read as follows:

(1)	Shares, Classes and Series Authorized.

(a)	The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 1,990,000,000 shares. The classes and the aggregate number of shares of stock of each class which the Corporation shall have authority to issue are as follows:

(i)	1,980,000,000 shares of Common Stock, $0.0001 par value (“Common Stock”)

(ii)	10,000,000 shares of Preferred Stock, $0.0001 par value (“Preferred Stock”).

(b)	The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) from time to time by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote.

3.	The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:

4.	Effective date of filing (optional):

5.	Signature (required):	/s/ Paul Patrizio
Chief Executive Officer and President